Exhibit 99.1
Colgate Announces 3rd Quarter 2024 Results

•Net sales increased 2.4%; Organic sales* increased 6.8%
•GAAP EPS increased 5% to $0.90; Base Business EPS* increased 6% to $0.91
•GAAP Gross profit margin increased 260 basis points to 61.1%; Base Business Gross profit margin* increased 270 basis points to 61.3%
•Net cash provided by operations was $2,838 million for the first nine months of 2024
•Colgate’s leadership in toothpaste continued with its global market share at 41.6% year to date
•Colgate’s leadership in manual toothbrushes continued with its global market share at 32.3% year to date
•The Company updated its financial guidance for full year 2024

Third Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2024	2023	Change
Net Sales	$5,033	$4,915	+2.4%
EPS (diluted)	$0.90	$0.86	+5%

Third Quarter Total Company Results (Base Business - Non-GAAP)*
	2024	2023	Change
Organic Sales Growth			+6.8%
Base Business EPS (diluted)	$0.91	$0.86	+6%
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” and “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

New York, New York, October 25, 2024…Colgate-Palmolive Company (NYSE:CL) today reported results for third quarter 2024. Noel Wallace, Chairman, President and Chief Executive Officer, commented on the Base Business third quarter results, “We are very pleased to have delivered another quarter of strong top and bottom line results with earnings exceeding our expectations. Net sales increased 2.4% and organic sales grew 6.8% (on top of 8.8% organic sales growth in the year ago quarter) driven by a healthy balance of volume growth and higher pricing. Every operating division delivered positive volume growth for the second consecutive quarter as we focus on increasing household penetration to drive category growth and market shares.

“We are particularly pleased with the quality of our results this quarter on top of our strong first half results. This is our sixth consecutive quarter delivering gross margin expansion along with growth in operating profit, net income and earnings per share. Advertising increased 16% in the quarter behind science-led, core and premium innovation across price tiers. We expect continued strong advertising investment through the remainder of the year as we focus on building brand health and scaling the capabilities needed to drive growth.

“Our strong results this quarter and year to date add to our confidence that we are executing the right strategies to deliver on our updated 2024 organic sales and Base Business earnings growth expectations, drive cash flow and generate consistent, compounded earnings per share growth.”

Full Year 2024 Guidance
Based on current spot rates:
•The Company now expects net sales growth of 3% to 5% (versus 2% to 5% previously) including a mid-single-digit negative impact from foreign exchange.
•The Company now expects organic sales growth of 7% to 8% (versus 6% to 8% previously).
•On a GAAP basis, the Company still expects gross profit margin expansion, increased advertising investment and double-digit earnings per share growth.
•On a non-GAAP (Base Business) basis, the Company still expects gross profit margin expansion and increased advertising investment and now expects earnings per share growth of 10% to 11% (versus 8% to 11% previously).

Divisional Performance
See attached "Table 6 - Geographic Sales Analysis Percentage Changes" and "Table 5 - Segment Information" for additional information on net sales and operating profit by division.

Third Quarter Sales Growth By Division (% change 3Q 2024 vs. 3Q 2023 except % of Total Company Sales)
	% of Total Company Sales	Net Sales	Organic Sales*	As Reported Volume	Organic Volume	Pricing	FX
North America(1)	20%	-2.1%	-1.9%	+1.2%	+1.2%	-3.2%	-0.2%
Latin America	23%	-3.2%	+14.2%	+3.3%	+3.3%	+10.9%	-17.4%
Europe(1)	15%	+8.0%	+6.3%	+4.1%	+4.1%	+2.2%	+1.6%
Asia Pacific	14%	+6.3%	+6.1%	+6.5%	+6.5%	-0.3%	+0.2%
Africa/Eurasia	6%	+4.8%	+10.8%	+6.9%	+6.9%	+3.9%	-6.0%
Hill’s	22%	+6.3%	+6.5%	+3.6%	+3.6%	+2.8%	-0.1%

Total Company	100%	+2.4%	+6.8%	+3.7%	+3.7%	+3.1%	-4.4%

Note: Table may not sum due to rounding.

(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024. The results of the skin health business previously reported within the Europe reportable operating segment are reported with the other skin health businesses in the North America reportable operating segment. Recast historical geographic segment information can be found on the Company's website.

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Third Quarter Operating Profit By Division ($ in millions)
	3Q 2024	% Change vs 3Q 2023	% to Net Sales	Change in basis points vs 3Q 2023 % to Net Sales
North America(1)	$206	-9%	20.5%	-170
Latin America	$365	-2%	31.6%	+40
Europe(1)	$181	10%	24.3%	+30
Asia Pacific	$199	3%	27.4%	-90
Africa/Eurasia	$65	-1%	23.4%	-140
Hill’s	$258	28%	22.9%	+390

Total Company, As Reported	$1,065	4%	21.2%	+30
Total Company, Base Business*	$1,080	5%	21.5%	+50

(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024.

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Prepared Materials and Webcast Information
At approximately 7:00 a.m. ET today, Colgate will post its prepared materials (in PDF format) regarding third quarter results to the Investor Center section of its website at https://investor.colgatepalmolive.com/events-and-presentations.

At 8:30 a.m. ET today, Colgate will host a conference call regarding third quarter results. To access this call as a webcast, please go to Colgate’s website at www.colgatepalmolive.com.

About Colgate-Palmolive
Colgate-Palmolive Company is a caring, innovative growth company that is reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, we sell our products in more than 200 countries and territories under brands such as Colgate, Palmolive, elmex, hello, meridol, Sorriso, Tom’s of Maine, EltaMD, Filorga, Irish Spring, Lady Speed Stick, PCA SKIN, Protex, Sanex, Softsoap, Speed Stick, Ajax, Axion, Fabuloso, Murphy, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. The Company is recognized for its leadership and innovation in promoting sustainability and community wellbeing, including its achievements in decreasing plastic waste and promoting recyclability, saving water, conserving natural resources and improving children’s oral health through the Colgate Bright Smiles, Bright Futures program, which has reached approximately 1.7 billion children and their families since 1991. For more information about Colgate’s global business and how the Company is building a future to smile about, visit www.colgatepalmolive.com. CL-E

Market Share Information
Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).
Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, the impact of foreign exchange, the impact of the wars in Ukraine and the Middle East, cost-reduction plans (including the 2022 Global Productivity Initiative), tax rates, interest rates, new product introductions, digital capabilities, commercial investment levels, acquisitions, divestitures, share repurchases or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent filings with the SEC). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures
The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and the related prepared materials and webcast, which may not be the same as or comparable to similar measures presented by other companies:
•Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges related to an ERISA litigation matter, a foreign tax matter and the 2022 Global Productivity Initiative and product recall costs.
•Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
•Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and nine months ended September 30, 2024 versus 2023 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Gross Profit, Gross Profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, acquisition-related costs, gains and losses from certain divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and nine months ended September 30, 2024 and 2023 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the nine months ended September 30, 2024 and 2023 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for third quarter results.)

Contacts
Investor Relations: investor_relations@colpal.com
Communications: colgate_palmolive_media_inquiry@colpal.com

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended September 30, 2024 and 2023

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2024	2023

Net sales	$5,033	$4,915

Cost of sales	1,959	2,038

Gross profit	3,074	2,877

Gross profit margin	61.1%	58.5%

Selling, general and administrative expenses	1,979	1,822

Other (income) expense, net	30	26

Operating profit	1,065	1,029

Operating profit margin	21.2%	20.9%

Non-service related postretirement costs	23	15

Interest (income) expense, net	56	58

Income before income taxes	986	956

Provision for income taxes	210	209

Effective tax rate	21.3%	21.9%

Net income including noncontrolling interests	776	747

Less: Net income attributable to noncontrolling interests	39	39

Net income attributable to Colgate-Palmolive Company	$737	$708

Earnings per common share
Basic	$0.90	$0.86
Diluted	$0.90	$0.86

Supplemental Income Statement Information
Average common shares outstanding
Basic	817.7	825.6
Diluted	822.5	827.3

Advertising	$694	$598

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Nine Months Ended September 30, 2024 and 2023

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2024	2023

Net sales	$15,156	$14,507

Cost of sales	5,977	6,131

Gross profit	9,179	8,376

Gross profit margin	60.6%	57.7%

Selling, general and administrative expenses	5,833	5,348

Other (income) expense, net	141	116

Operating profit	3,205	2,912

Operating profit margin	21.1%	20.1%

Non-service related postretirement costs	67	338

Interest (income) expense, net	175	170

Income before income taxes	2,963	2,404

Provision for income taxes	693	709

Effective tax rate	23.4%	29.5%

Net income including noncontrolling interests	2,270	1,695

Less: Net income attributable to noncontrolling interests	120	113

Net income attributable to Colgate-Palmolive Company	$2,150	$1,582

Earnings per common share
Basic(1)	$2.62	$1.91
Diluted(1)	$2.61	$1.90

Supplemental Income Statement Information
Average common shares outstanding
Basic	820.1	828.8
Diluted	824.2	830.5

Advertising	$2,072	$1,778
Note:
(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

			Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of September 30, 2024, December 31, 2023 and September 30, 2023

(Dollars in Millions) (Unaudited)

	September 30,	December 31,	September 30,
	2024	2023	2023
Cash and cash equivalents	$1,234	$966	$951
Receivables, net	1,712	1,586	1,577
Inventories	2,041	1,934	1,931
Other current assets	819	793	898
Property, plant and equipment, net	4,421	4,582	4,409
Goodwill	3,389	3,410	3,327
Other intangible assets, net	1,834	1,887	1,861
Other assets	1,324	1,235	1,089
Total assets	$16,774	$16,393	$16,043

Total debt	$8,436	$8,549	$8,724
Other current liabilities	5,038	4,411	4,568
Other non-current liabilities	2,464	2,476	2,345
Total liabilities	15,938	15,436	15,637
Total Colgate-Palmolive Company shareholders’ equity	435	609	(9)
Noncontrolling interests	401	348	415
Total liabilities and equity	$16,774	$16,393	$16,043

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$6,942	$7,404	$7,526
Working capital % of sales	(3.6)%	(1.4)%	(2.1)%

Note:
(1) Marketable securities of $260, $179 and $247 as of September 30, 2024, December 31, 2023 and September 30, 2023, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2024 and 2023

(Dollars in Millions) (Unaudited)

	2024	2023
Operating Activities
Net income including noncontrolling interests	$2,270	$1,695
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	457	417
ERISA litigation matter	—	267
Restructuring and termination benefits, net of cash	54	(17)
Stock-based compensation expense	108	97
Deferred income taxes	(98)	(109)
Cash effects of changes in:
Receivables	(184)	(62)
Inventories	(94)	150
Accounts payable and other accruals	327	168
Other non-current assets and liabilities	(2)	3
Net cash provided by (used in) operations	2,838	2,609

Investing Activities
Capital expenditures	(377)	(508)
Purchases of marketable securities and investments	(358)	(324)
Proceeds from sale of marketable securities and investments	260	264
Other investing activities	21	(31)
Net cash provided by (used in) investing activities	(454)	(599)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	337	(564)
Principal payments of debt	(502)	(903)
Proceeds from issuance of debt	2	1,497
Dividends paid	(1,275)	(1,243)
Purchases of treasury shares	(1,284)	(883)
Proceeds from exercise of stock options	611	325
Other financing activities	1	(30)
Net cash provided by (used in) financing activities	(2,110)	(1,801)

Effect of exchange rate changes on Cash and cash equivalents	(6)	(33)
Net increase (decrease) in Cash and cash equivalents	268	176
Cash and cash equivalents at beginning of the period	966	775
Cash and cash equivalents at end of the period	$1,234	$951

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$2,838	$2,609
Less: Capital expenditures	(377)	(508)
Free cash flow before dividends	$2,461	$2,101

Income taxes paid	$762	$726
Interest paid	$267	$243

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Nine Months Ended September 30, 2024 and 2023

(Dollars in Millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Sales
Oral, Personal and Home Care

North America(1)	$1,004	$1,025	$3,076	$3,044
Latin America	1,156	1,194	3,676	3,447
Europe(1)	744	690	2,102	1,935
Asia Pacific	725	682	2,133	2,084
Africa/Eurasia	278	266	827	822

Total Oral, Personal and Home Care	3,907	3,857	11,814	11,332

Pet Nutrition	1,126	1,058	3,342	3,175

Total Net Sales	$5,033	$4,915	$15,156	$14,507

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating Profit
Oral, Personal and Home Care

North America(1)	$206	$227	$633	$640
Latin America	365	372	1,187	1,050
Europe(1)	181	165	502	422
Asia Pacific	199	193	602	564
Africa/Eurasia	65	66	195	196

Total Oral, Personal and Home Care	1,016	1,024	3,119	2,873

Pet Nutrition	258	201	691	575
Corporate(2)	(208)	(196)	(605)	(536)

Total Operating Profit	$1,065	$1,029	$3,205	$2,912

Notes: Tables may not sum due to rounding.

(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024.
(2) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation charges and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended September 30, 2024 and September 30, 2023 included charges resulting from the 2022 Global Productivity Initiative of $15 and $2, respectively.

Corporate Operating profit (loss) for the nine months ended September 30, 2024 included charges resulting from the 2022 Global Productivity Initiative of $77.

Corporate Operating profit (loss) for the nine months ended September 30, 2023 included product recall costs of $25 and charges resulting from the 2022 Global Productivity Initiative of $25.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended September 30, 2024 vs. 2023

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Incentives	Exchange

Total Company	2.4%	6.8%	3.7%	3.7%	3.1%	(4.4)%

North America(1)	(2.1)%	(1.9)%	1.2%	1.2%	(3.2)%	(0.2)%

Latin America	(3.2)%	14.2%	3.3%	3.3%	10.9%	(17.4)%

Europe(1)	8.0%	6.3%	4.1%	4.1%	2.2%	1.6%

Asia Pacific	6.3%	6.1%	6.5%	6.5%	(0.3)%	0.2%

Africa/Eurasia	4.8%	10.8%	6.9%	6.9%	3.9%	(6.0)%

Total CP Products	1.3%	6.8%	3.7%	3.7%	3.1%	(5.5)%

Hill’s	6.3%	6.5%	3.6%	3.6%	2.8%	(0.1)%

Emerging Markets(2)	1.0%	11.1%	4.6%	4.6%	6.5%	(10.1)%

Developed Markets	3.6%	3.2%	3.0%	3.0%	0.2%	0.4%

Notes: Table may not sum due to rounding.

(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024.
(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Nine Months Ended September 30, 2024 vs. 2023

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Incentives	Exchange

Total Company	4.5%	8.5%	3.3%	3.3%	5.2%	(4.0)%

North America(1)	1.1%	1.1%	2.8%	2.8%	(1.7)%	(0.1)%

Latin America	6.6%	19.4%	5.0%	5.0%	14.5%	(12.8)%

Europe(1)	8.6%	7.4%	4.9%	4.9%	2.5%	1.3%

Asia Pacific	2.4%	4.1%	2.2%	2.2%	2.0%	(1.8)%

Africa/Eurasia	0.7%	14.5%	6.4%	6.4%	8.2%	(13.8)%

Total CP Products	4.3%	9.3%	4.0%	4.0%	5.3%	(5.0)%

Hill’s	5.2%	5.6%	0.7%	0.7%	4.9%	(0.4)%

Emerging Markets(2)	4.8%	13.8%	4.1%	4.1%	9.7%	(9.0)%

Developed Markets	4.2%	4.2%	2.6%	2.6%	1.6%	—%

Notes: Table may not sum due to rounding.

(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024.
(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended September 30, 2024 and 2023

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2024	2023
Gross profit, GAAP	$3,074	$2,877
2022 Global Productivity Initiative	9	1
Gross profit, non-GAAP	$3,083	$2,878

			Basis Point
Gross Profit Margin	2024	2023	Change
Gross profit margin, GAAP	61.1%	58.5%	260
2022 Global Productivity Initiative	0.2%	0.1%
Gross profit margin, non-GAAP	61.3%	58.6%	270

Selling, General and Administrative Expenses	2024	2023
Selling, general and administrative expenses, GAAP	$1,979	$1,822
2022 Global Productivity Initiative	(3)	—
Selling, general and administrative expenses, non-GAAP	$1,976	$1,822

Other (Income) Expense, Net	2024	2023
Other (income) expense, net, GAAP	$30	$26
2022 Global Productivity Initiative	(3)	(1)
Other (income) expense, net, non-GAAP	$27	$25

Operating Profit	2024	2023	% Change
Operating profit, GAAP	$1,065	$1,029	4%
2022 Global Productivity Initiative	15	2
Operating profit, non-GAAP	$1,080	$1,031	5%

			Basis Point
Operating Profit Margin	2024	2023	Change
Operating profit margin, GAAP	21.2%	20.9%	30
2022 Global Productivity Initiative	0.3%	0.1%
Operating profit margin, non-GAAP	21.5%	21.0%	50

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended September 30, 2024 and 2023

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2024
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$986	$210	$776	$39	$737	21.3%	$0.90
2022 Global Productivity Initiative	15	2	13	—	13	(0.1)%	0.01
Non-GAAP	$1,001	$212	$789	$39	$750	21.2%	$0.91

	2023
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$956	$209	$747	$39	$708	21.9%	$0.86
2022 Global Productivity Initiative	2	—	2	—	2	(0.1)%	—
Non-GAAP	$958	$209	$749	$39	$710	21.8%	$0.86

Notes: The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Nine Months Ended September 30, 2024 and 2023

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit					2024	2023
Gross profit, GAAP					$9,179	$8,376
2022 Global Productivity Initiative					19	1
Gross profit, non-GAAP					$9,198	$8,377

Gross Profit Margin					2024	2023	Change
Gross profit margin, GAAP					60.6%	57.7%	290
2022 Global Productivity Initiative					0.1%	—%
Gross profit margin, non-GAAP					60.7%	57.7%	300

Selling, General and Administrative Expenses					2024	2023
Selling, general and administrative expenses, GAAP					$5,833	$5,348
2022 Global Productivity Initiative					(4)	(2)
Selling, general and administrative expenses, non-GAAP					$5,829	$5,346

Other (Income) Expense, Net					2024	2023
Other (income) expense, net, GAAP					$141	$116
2022 Global Productivity Initiative					(54)	(22)
Product recall costs					—	(25)
Other (income) expense, net, non-GAAP					$87	$69

Operating Profit					2024	2023	% Change
Operating profit, GAAP					$3,205	$2,912	10%
2022 Global Productivity Initiative					77	25
Product recall costs					—	25
Operating profit, non-GAAP					$3,282	$2,962	11%

							Basis Point
Operating Profit Margin					2024	2023	Change
Operating profit margin, GAAP					21.1%	20.1%	100
2022 Global Productivity Initiative					0.6%	0.1%
Product recall costs					—%	0.2%
Operating profit margin, non-GAAP					21.7%	20.4%	130

Non-Service Related Postretirement Costs					2024	2023
Non-service related postretirement costs, GAAP					$67	$338
ERISA litigation matter					—	(267)
2022 Global Productivity Initiative					—	(4)
Non-service related postretirement costs, non-GAAP					$67	$67

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Nine Months Ended September 30, 2024 and 2023

(Dollars in Millions Except Per Share Amounts) (Unaudited)

2024
Income Before Income Taxes		Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$2,963	$693	$2,270	$120	$2,150	23.4%	$2.61
2022 Global Productivity Initiative	77	10	67	—	67	(0.3)%	0.08
Non-GAAP	$3,040	$703	$2,337	$120	$2,217	23.1%	$2.69

2023
Income Before Income Taxes		Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$2,404	$709	$1,695	$113	$1,582	29.5%	$1.90
ERISA litigation matter	267	55	212	—	212	(0.9)%	0.26
Foreign tax matter	—	(126)	126	—	126	(4.7)%	0.15
2022 Global Productivity Initiative	29	5	24	1	23	(0.1)%	0.03
Product recall costs	25	6	19	—	19	—%	0.02
Non-GAAP	$2,725	$649	$2,076	$114	$1,962	23.8%	$2.36

Notes: The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustments on Income before income taxes and Provision for income taxes.